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                                                                    EXHIBIT 23.4
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-4 of Sky Financial Group, Inc. (formerly Citizens Bancshares, Inc.) of our report dated January 19, 1998, which appears on page S-27 of Mid Am, Inc.'s 1997 Annual Report Supplement to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.




/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
October 14, 1998